Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Prolong International Corporation on Form S-3 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Prolong International Corporation for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

January 28, 2004